                                                                    EXHIBIT 99.1

[FLEMING LOGO]

                                                                      NEWS RELEASE

FOR IMMEDIATE RELEASE          CONTACTS:                                         Fleming Companies, Inc.
                               (Media) Shane Boyd 972.906.2125                   1945 Lakepointe Drive
                               (Investors-Equity) Mark Shapiro 972.906.8110      P.O. Box 299013
                               (Investors-Debt) Clint Bryant 972.906.8142        Lewisville, Texas 75029
                                                                                 telephone 972.906.8000
                                                                                 facsimile 972.906.2402
                                                                                 www.fleming.com


                       FLEMING REPORTS FOURTH QUARTER AND
                               FISCAL 2002 RESULTS

                   Results Consistent with Revised Estimates;
           Balance Sheet Improvements Driven by Debt Reduction in Q4;
            Discussions Continue Regarding Kmart Supply Relationship

DALLAS, TEXAS, JANUARY 23, 2003 - Fleming Companies, Inc. (NYSE: FLM) today reported earnings from continuing operations of $5.8 million for the fourth quarter of 2002, or $.11 per share on a diluted basis. This compares to earnings from continuing operations for the fourth quarter of 2001 of $8.6 million or $.19 per share, which included goodwill amortization of $3.4 million or $.06 per share. Continuing operations include Fleming's wholesale distribution business. Discontinued operations include Fleming's price-impact retail stores, which the company is in the process of divesting.

         As the company reported January 14, 2003, the fourth quarter results were impacted by numerous factors endemic to the supermarket industry. A deflationary and promotional retail environment and general softness in the economy affected earnings. Operating expenses were negatively affected by higher employment-related expenses such as pension, healthcare and insurance costs.

         Fleming also experienced certain costs in the fourth quarter, including impairments associated with customer leases, start-up costs associated with several new supply arrangements, expenses associated with the integration of Core-Mark International, and wind-down costs related to the company's exit from the Oklahoma City Division. These costs totaled approximately $.19 per diluted share.

         For the full fiscal year 2002, Fleming reported earnings from continuing operations of $40.2 million, or $.80 per share. This compares to earnings from continuing operations for fiscal year 2001 of $9.0 million or $.20 per share, which included goodwill amortization of $14.6 million or $.27 per share.

         EBITDAL (earnings before interest expense, taxes, depreciation, amortization and LIFO) from continuing operations for the fourth quarter and full fiscal year 2002 was $71.9 million and $322.3 million, respectively. EBITDAL from continuing operations for the fourth quarter and full fiscal year of 2001 was $71.0 million and $251.9 million, respectively.

         Sales from continuing operations for the fourth quarter and full year 2002 were $4.08 billion and $15.50 billion, respectively. This compares to sales from continuing operations for the fourth quarter and full year 2001 of $3.46 billion and $13.23 billion, respectively. Full-year 2002 sales from continuing operations represent a 17 percent increase over 2001, largely due to the acquisitions of the Core-Mark and Head Distributing businesses and, to a lesser extent, new supply arrangements with Albertson's, Target, and more than 100 supermarkets previously supplied by wholesaler C.B. Ragland.

         At fiscal year-end 2002, Fleming's net debt was approximately $1.95 billion, compared with $2.16 billion at the end of the third quarter 2002. Cash flow from operations in the fourth quarter of 2002 was $181 million, compared to $113 million in the fourth quarter of 2001 and $99 million in the fourth quarter of 2000. The company intends to continue to focus on strengthening its balance sheet by paying down debt. Fleming has no material scheduled debt maturities due until 2007.

         Fleming continues to be in compliance with all of its bank covenants. In light of the fourth quarter EBITDAL results and the anticipated amount and timing of the proceeds from the retail store divestiture, the company secured an amendment to the debt/EBITDA covenant in its credit agreement for the first quarter of 2003. A copy of this amendment will be filed with the Securities and Exchange Commission on Form 8-K. The company plans to continue coordinating with the lenders in its credit facility for an updated covenant package and structure that better reflects Fleming's substantial current asset base.

         "While our levels of earnings are not where we want them to be, we did make substantial progress in a number of strategic areas in 2002," said Fleming Chairman and Chief Executive Officer Mark Hansen. "A highlight of 2002 was the acquisitions of Core-Mark and Head Distributing, which allowed us to create a national distribution footprint that efficiently serves retailers of any format. Another key event of the year was our strategic decision to divest our retail stores, allowing us to fully focus resources on retail customers in our growing distribution business.

         "Operationally, we have continued to grow Fleming's business and diversify our customer base. We also maintained our focus on reducing costs and improving productivity to create a more efficient operation, which we believe creates a competitive advantage for our company. We are committed to continuing such necessary improvements, to match the ever-changing needs of our expanding customer base in today's rapidly evolving marketplace," said Hansen.

KMART STATUS UPDATE AND GUIDANCE OUTLOOK

         Kmart recently announced widely anticipated closings of 326 stores. In light of these planned closings, Fleming is currently analyzing appropriate actions to adjust our distribution network as well as the resources currently applied to supply Kmart's stores. Fleming is also continuing discussions with Kmart regarding necessary modifications to the supply relationship, reflecting the changing realities of Kmart's business. This could include amending the agreement on mutually beneficial terms or the rejection of the contract through Kmart's bankruptcy court process. Fleming is committed to taking the appropriate actions that are in Fleming's best interests.

         Fleming intends to provide updated sales and earnings guidance for 2003 upon completion of the analysis and discussions with Kmart. Guidance will also reflect the current weakness in the nationwide retail environment, Fleming's previously announced divestiture of its company-owned retail operations, and the actions Fleming will take to adjust its internal operations as appropriate in response to these and other market conditions.

CONFERENCE CALL AND WEBCAST

         A teleconference to review the contents of this release will be held Thursday, January 23, 2003 at 7:30 a.m. Central Standard Time. An audio webcast of the conference call will be available on the Internet at www.fleming.com. The conference call can also be accessed by calling 913.981.4900. An audio replay of the conference call will be available by calling 402.280.9273 from 12:30 p.m. Eastern Time on January 23 through midnight Eastern Time on February 6, 2003. The access code for the live call and audio replay is 435129.

ABOUT FLEMING

         With its national, multi-tier supply chain network, Fleming is the #1 supplier of consumer package goods to retailers of all sizes and formats in the United States. Fleming serves nearly

50,000 retail locations, including supermarkets, convenience stores, supercenters, discount stores, concessions, limited assortment, drug, specialty, casinos, gift shops, military commissaries and exchanges and more. Fleming serves more than 600 North American stores of global supermarketer IGA. To learn more about Fleming, visit our Web site at http://www.fleming.com.

FORWARD-LOOKING STATEMENT

         This document contains forward-looking statements regarding future events and the future performance of Fleming. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: changes in general economic conditions; adverse effects of the changing industry and increased competition; sales declines and/or loss of customers; the ability of Kmart to emerge from bankruptcy, to assume the supply contract in the bankruptcy process, to operate pursuant to the terms of its debtor-in-possession financing or complete its reorganization; unanticipated problems with product procurement; exposure to litigation and other contingent losses; the inability to integrate acquired companies and to achieve operating improvements at those companies; the ability to successfully sell our retail operations; increases in labor costs and disruptions in labor relations with union bargaining units representing Fleming's employees; and the negative effects of Fleming's substantial indebtedness and the limitations imposed by restrictive covenants contained in Fleming's debt instruments. Additional information about these factors is contained in Fleming's reports and filings with the Securities and Exchange Commission, including its 2001 Form 10-K. The forward-looking statements speak only as of the date made and Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this release.

                                       ###


                           (TABLES 1 THROUGH 5 FOLLOW)

Fleming Companies, Inc. (NYSE: FLM)
Consolidated Condensed Statements of Operations

         For the 12 weeks ended December 28, 2002, and December 29, 2001
                    (In thousands, except per share amounts)

                                                                     2002               2001
                                                                 ------------       ------------

                                                                                        (a)
Net sales                                                        $  4,077,277       $  3,457,300
  % change                                                                                  17.9%

  Costs and expenses:
  Cost of sales                                                     3,915,165          3,288,874
  Selling and administrative                                          118,549            126,014
  Interest expense                                                     37,392             29,429
  Interest income and other                                            (3,287)            (4,260)
  Impairment/restructuring charge                                          --              3,455
                                                                 ------------       ------------
    Total costs and expenses                                        4,067,819          3,443,512
                                                                 ------------       ------------

Income from continuing operations before income taxes                   9,458             13,788
Taxes on income                                                         3,657              5,183
                                                                 ------------       ------------
  Income from continuing operations                                     5,801              8,605
Discontinued operations:
  Income (loss) from operations of discontinued retail
    (including impairment of $115.3 million)                         (157,087)            13,106
  Taxes on income (loss)                                              (61,513)            16,017
                                                                 ------------       ------------
  Loss on discontinued operations                                     (95,574)            (2,911)
                                                                 ------------       ------------

Net income (loss)                                                $    (89,773)      $      5,694
                                                                 ============       ============

Basic income (loss) per share:
  Continuing operations                                          $       0.11       $       0.20
  Discontinued operations                                               (1.77)             (0.07)
                                                                 ------------       ------------
  Net income (loss)                                              $      (1.66)      $       0.13
                                                                 ============       ============

Diluted income (loss) per share:
  Continuing operations                                          $       0.11       $       0.19
  Discontinued operations                                               (1.76)             (0.07)
                                                                 ------------       ------------
  Net income (loss)                                              $      (1.65)      $       0.12
                                                                 ============       ============
Weighted average shares outstanding:
  Basic                                                                53,964             43,907
  Diluted                                                              54,306             45,778

Additional information:
  Depreciation:
    Continuing                                                   $     24,854       $     25,969
    Discontinued                                                 $         --       $      9,337
  Goodwill amortization:
    Continuing                                                   $         --       $      3,396
    Discontinued                                                 $         --       $      1,577
  Operating earnings (b):
    Continuing                                                   $     43,563       $     42,412
      % of sales                                                         1.07%              1.23%
      % change                                                                               2.7%
    Discontinued                                                 $   (149,419)      $     20,415
  EBITDAL (c):
    Continuing                                                   $     71,940       $     70,974
      % of sales                                                         1.76%              2.05%
      % change                                                                               1.4%
    Discontinued                                                 $   (148,464)      $     26,105

(a)- Adjusted for EITF 01-9 (reclass between net sales and cost of sales, no effect on gross margin).

(b)- Transfer pricing from distribution to retail was historically recorded at cost; beginning with the 3rd quarter of 2002, it is recorded at market.

(c)-     See reconciliation of net income to EBITDAL on Table 5.

                                     TABLE 1

Fleming Companies, Inc. (NYSE: FLM)
Consolidated Condensed Statements of Operations

         For the 52 weeks ended December 28, 2002 and December 29, 2001
                    (In thousands, except per share amounts)

                                                                     2002               2001
                                                                 ------------       ------------

                                                                                         (a)
Net sales                                                        $ 15,502,920       $ 13,225,163
  % change                                                                                  17.2%

  Costs and expenses:
  Cost of sales                                                    14,855,125         12,590,045
  Selling and administrative                                          430,819            455,951
  Interest expense                                                    147,893            126,322
  Interest income and other                                           (23,541)           (24,028)
  Litigation charge                                                        --             48,628
  Impairment/restructuring charge                                      27,361             13,866
                                                                 ------------       ------------
    Total costs and expenses                                       15,437,657         13,210,784
                                                                 ------------       ------------

Income from continuing operations before income taxes                  65,263             14,379
Taxes on income                                                        25,113              5,419
                                                                 ------------       ------------
  Income from continuing operations                                    40,150              8,960
Discontinued operations:
  Income (loss) from operations of discontinued retail
    (including impairment of $115.3 million)                         (190,294)            48,420
  Taxes on income (loss)                                              (74,214)            30,603
                                                                 ------------       ------------
  Income (loss) on discontinued operations                           (116,080)            17,817
                                                                 ------------       ------------

Income (loss) before extraordinary charge                             (75,930)            26,777
Extraordinary charge from early retirement
  of debt (net of taxes)                                               (7,863)            (3,469)
                                                                 ------------       ------------
Net income (loss)                                                $    (83,793)      $     23,308
                                                                 ============       ============

Basic income (loss) per share:
  Continuing operations                                          $       0.81       $       0.21
  Discontinued operations                                               (2.35)              0.42
                                                                 ------------       ------------
  Before extraordinary charge                                           (1.54)              0.63
  Extraordinary charge from early retirement of debt                    (0.16)             (0.08)
                                                                 ------------       ------------
  Net income (loss)                                              $      (1.70)      $       0.55
                                                                 ============       ============

Diluted income (loss) per share:
  Continuing operations                                          $       0.80       $       0.20
  Discontinued operations                                               (2.31)              0.40
                                                                 ------------       ------------
  Before extraordinary charge                                           (1.51)              0.60
  Extraordinary charge from early retirement of debt                    (0.16)             (0.08)
                                                                 ------------       ------------
  Net income (loss)                                              $      (1.67)      $       0.52
                                                                 ============       ============
Weighted average shares outstanding:
  Basic                                                                49,426             42,588
  Diluted                                                              50,333             44,924

Additional information:
  Depreciation:
    Continuing                                                   $    113,114       $    107,850
    Discontinued                                                 $     35,666       $     37,367
  Goodwill amortization:
    Continuing                                                   $         --       $     14,550
    Discontinued                                                 $         --       $      6,639
  Operating earnings (b):
    Continuing                                                   $    216,976       $    179,167
      % of sales                                                         1.40%              1.35%
      % change                                                                              21.1%
    Discontinued                                                 $   (158,323)      $     50,146
  EBITDAL (c):
    Continuing                                                   $    322,322       $    251,866
      % of sales                                                         2.08%              1.90%
      % change                                                                              28.0%
    Discontinued                                                 $   (114,934)      $    132,706

(a)- Adjusted for EITF 01-9 (reclass between net sales and cost of sales, no effect on gross margin).

(b)- Transfer pricing from distribution to retail was historically recorded at cost; beginning with the 3rd quarter of 2002, it is recorded at market.

(c)-     See reconciliation of net income to EBITDAL on Table 5.

                                     TABLE 2

Fleming Companies, Inc. (NYSE: FLM)
Consolidated Condensed Balance Sheet and Ratios
(In thousands, except ratios)


                                                                 December 28,      December 29,
                                                                     2002              2001
                                                                 ------------      ------------
Assets

Cash and cash equivalents                                        $     53,457      $     17,325
Receivables, net                                                      667,681           568,197
Inventory                                                             946,331           902,933
Assets held for sale                                                  463,670           571,352
Other current assets                                                  163,873            88,133
                                                                 ------------      ------------
    Total current assets                                            2,295,012         2,147,940

Property and equipment, net                                           571,167           653,519

Other assets                                                        1,131,753           853,234
                                                                 ------------      ------------
    Total assets                                                 $  3,997,932      $  3,654,693

Liabilities and shareholders' equity

Accounts payable                                                 $    983,119      $    952,037
Current portion of  LT debt and cap lease obligations                  18,887            45,778
Liabilities held for sale (a)                                         140,128           157,001
Other current liabilities                                             351,029           228,949
                                                                 ------------      ------------
    Total current liabilities                                       1,493,163         1,383,765

Long-term debt and capital lease obligations                        1,867,884         1,645,356

Other liabilities                                                     122,883           127,353

Shareholders' equity                                                  514,002           498,219
                                                                 ------------      ------------
    Total liabilities and shareholders' equity                   $  3,997,932      $  3,654,693

                                           Ratios

Accounts payable to inventory                                           103.9%            105.4%

Net debt as a percentage of total capitalization (b)(c)                  79.1%             78.3%

Inventory turns (LTM) (d)                                                15.5              15.5

Days Sales Outstanding (e)                                               13.8              13.8

(a) Includes capital lease obligations of $114,830 and $119,906, respectively.

(b) Ratio is calculated using total company debt including capital lease obligations in liabilities held for sale.

(c) Non-cash pension adjustments and retail impairment charges increased the 2002 ratio by approximately 4.2%.

(d) Inventory turns includes annualized average inventory and cost of sales for Core-Mark.

(e) Days sales outstanding is calculated using average daily sales for the respective quarter.

                                     TABLE 3

Fleming Companies, Inc. (NYSE: FLM)
Consolidated Condensed Statements of Cash Flows

      For the 12 and 52 weeks ended December 28, 2002 and December 29, 2001
                                 (In thousands)

                                                                 Q4                Q4               YTD               YTD
OPERATING ACTIVITIES:                                           2002              2001              2002              2001
                                                            ------------      ------------      ------------      ------------
Net income (loss)                                           $    (89,773)     $      5,694      $    (83,793)     $     23,308
Adjustments to reconcile net income (loss) to net
    cash used by operating activities:
  Depreciation and amortization                                   24,854            40,279           148,780           166,406
  Amortization in interest expense                                 2,164             1,880             8,762             6,809
  Credit losses                                                    7,432            17,333            16,229            37,795
  Deferred income taxes                                          (56,092)           (1,880)          (30,015)           36,165
  Gain/loss on sale of business                                   (3,638)           (2,000)           (3,638)           (5,273)
  Impairment/restructuring and related                           115,300             4,562           142,661            19,199
  Cash payments on impair/restruct                                (4,296)           (9,691)          (25,965)          (68,141)
  Cost of early debt retirement                                       --                --            13,119             5,787
  Receivables                                                     36,237           (41,137)           47,237          (104,458)
  Inventories                                                    164,448            78,320            94,486          (139,032)
  Accounts payable                                                (8,462)          (44,184)         (113,344)           21,714
  Other assets and liabilities                                    (7,245)           63,396          (151,195)          (32,424)
                                                            ------------      ------------      ------------      ------------

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  180,929           112,572            63,324           (32,145)

INVESTING ACTIVITIES:
  Collections on note receivable                                   9,554             6,316            41,681            30,691
  Notes receivable funded                                         (2,101)           (1,175)          (16,326)          (21,879)
  Acquisitions                                                       550              (703)         (294,508)         (121,373)
  Purchase of property and equipment                             (19,871)          (69,909)         (170,650)         (238,413)
  Proceeds from sale of property and equipment                       761            11,407           165,029            24,693
  Proceeds from sale of businesses                                26,500                --            26,500           120,947
  Other investing activities                                       3,692             1,978            21,969            15,575
                                                            ------------      ------------      ------------      ------------

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                   19,085           (52,086)         (226,305)         (189,759)

FINANCING ACTIVITIES:
  Change in revolver                                             (60,000)         (220,000)         (200,000)         (100,000)
  Proceeds from long-term borrowings                                  --           293,140           880,940           793,742
  Principal payments on long-term debt                           (99,013)         (146,844)         (588,060)         (489,599)
  Payments on capital issuance and debt retirement                (1,262)           (6,799)          (47,238)          (30,775)
  Principal payments on capital lease obligations                 (5,954)           (5,811)          (21,362)          (20,903)
  Sale of common stock                                                60               542           178,763            59,794
  Dividends paid                                                  (1,082)             (880)           (3,930)           (3,410)
                                                            ------------      ------------      ------------      ------------

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                 (167,251)          (86,652)          199,113           208,849

INCREASE (DECREASE) IN CASH                                       32,763           (26,166)           36,132           (13,055)

Cash balance, beginning of period                                 20,694            43,491            17,325            30,380
                                                            ------------      ------------      ------------      ------------

Cash balance, end of period                                 $     53,457      $     17,325      $     53,457      $     17,325
                                                            ============      ============      ============      ============

                                     TABLE 4

Fleming Companies, Inc. (NYSE: FLM)
Net Income to EBITDAL Reconciliation

      For the 12 and 52 weeks ended December 28, 2002 and December 29, 2001
                                 (In thousands)

                                                   QUARTER 4, 2002                                   QUARTER 4, 2001
                                    ---------------------------------------------     ---------------------------------------------
                                                                         TOTAL                                             TOTAL
                                    CONTINUING      DISCONTINUED        COMPANY       CONTINUING      DISCONTINUED        COMPANY
                                    -----------     ------------      -----------     -----------     ------------      -----------
Net income (loss)                   $     5,801      $   (95,574)     $   (89,773)    $     8,605      $    (2,911)     $     5,694

Taxes on income (loss)                    3,657          (61,513)         (57,856)          5,183           16,017           21,200
Interest expense                         37,392            7,823           45,215          29,429            8,798           38,227
Depreciation/amortization                24,854               --           24,854          29,365           10,914           40,279
LIFO charge (income)                        200              800            1,000              --           (9,093)          (9,093)
Equity investment results                    36               --               36             772               --              772
Transfer pricing adjustment (a)              --               --               --          (2,380)           2,380               --
                                    -----------      -----------      -----------     -----------      -----------      -----------

EBITDAL                             $    71,940      $  (148,464)     $   (76,524)    $    70,974      $    26,105      $    97,079

                                                     YTD, 2002                                         YTD, 2001
                                    ---------------------------------------------     ---------------------------------------------
                                                                         TOTAL                                             TOTAL
                                    CONTINUING      DISCONTINUED        COMPANY       CONTINUING      DISCONTINUED        COMPANY
                                    -----------     ------------      -----------     -----------     ------------      -----------
Net income (loss) before
  extraordinary charge              $    40,150      $  (116,080)     $   (75,930)    $     8,960      $    17,817      $    26,777

Taxes on income (loss)                   25,113          (74,214)         (49,101)          5,419           30,603           36,022
Interest expense                        147,893           32,126          180,019         126,322           39,212          165,534
Depreciation/amortization               113,114           35,666          148,780         122,400           44,006          166,406
LIFO charge (income)                      2,800            1,650            4,450              --          (11,700)         (11,700)
Equity investment results                  (830)              --             (830)          1,533               --            1,533
Transfer pricing adjustment (a)          (5,918)           5,918               --         (12,768)          12,768               --
                                    -----------      -----------      -----------     -----------      -----------      -----------

EBITDAL                             $   322,322      $  (114,934)     $   207,388     $   251,866      $   132,706      $   384,572

(a)- Transfer pricing from distribution to retail was historically recorded at cost; beginning with the 3rd quarter of 2002, it is recorded at market.

                                     Table 5